INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-3888 of Mitek Systems, Inc. on Form S-8 of our report dated November 18, 1997, appearing in the Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 1997.


Deloitte & Touche LLP
San Diego, California
December 26, 1997